UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OWL ROCK CAPITAL CORPORATION II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Meeting Date: June 29, 2022 Inbound: 855-200-7745 Good day.    May I please speak with Mr./Mrs. <Full Name as Registered>? Hello Mr./Mrs. <Last Name>. My name is ____________________. I’m calling on behalf of your current investment with Owl Rock Capital Corporation II on a recorded line to confirm you have received the proxy materials sent to you for the upcoming Annual Meeting of Shareholders scheduled for June 29, 2022. Have you received the information?    If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone...                If “No” or negative response: I would be happy to review the meeting agenda and record your vote by phone. [Be prepared to read proposals] ...Your board has recommended a vote IN FAVOR. Would you like to vote along with the recommendations of the board? Would you like to vote all of your accounts accordingly? Thank you, I am recording your [FOR/AGAINST/ABSTAIN] vote.                For confirmation purposes, please state your FULL NAME?    And according to our records, you currently reside in <CITY/STATE/ZIP>?    To ensure we have the correct street address for the confirmation, please state your full STREET ADDRESS? Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll-free number listed on the confirmation. Mr./Mrs. <Last Name>, your vote is important and your time is appreciated.    Thank you and have a good day.

Voicemail Script Good day. This message is for Mr./Mrs. <Full Name as Registered> and I’m calling on behalf of your investment with Owl Rock Capital Corporation II.    At this point, your shares have not been voted for the upcoming shareholder’s meeting. Please call toll-free at 855-200-7745 at your earliest convenience and I can go over the meeting agenda with you and record your vote.    Again, the number is 855-200-7745. Thank you and have a great day.